EXHIBIT 99.1
NASDAQ:  EPMD                                   FOR FURTHER INFORMATION CONTACT:
                                                --------------------------------
IMMEDIATE RELEASE                               Matthew C. Hill, CFO
                                                (856-753-8533)

                                                MKR Group, LLC
                                                Charles Messman, Todd Kehrli
                                                (818) 556-3700


               EP MEDSYSTEMS REPORTS RECORD THIRD QUARTER REVENUES

        REVENUES INCREASE 116% YEAR-OVER-YEAR AND 30% OVER SECOND QUARTER

WEST BERLIN, NJ (OCTOBER 26, 2004)--EP MEDSYSTEMS, INC. (NASDAQ: EPMD), a market leader in electrophysiology products used in cardiac rhythm management, today announced financial results for the three months ended September 30, 2004. Revenues for the quarter were $4,677,000, an increase of 116% from the $2,167,000 reported for the three months ended September 30, 2003, and a 30% increase when compared to the second quarter of 2004. The net loss for the quarter decreased 65%, to $710,000, when compared to the $2,002,000 reported in 2003, and decreased 59% when compared to the $1,748,000 reported for the second quarter of 2004. The basic and diluted loss per share for the three months ended September 30, 2004, was ($0.03) which compared to ($0.11) for the comparable period in 2003.

For the nine months ended September 30, 2004, revenues were $11,149,000, an increase of 64% from the $6,796,000 reported in same period last year. The net loss for the nine months ended September 30, 2004 was $3,924,000, or ($0.17) per share, compared to $5,860,000, or ($0.33) per share, in the prior year.

Reinhard Schmidt, EP MedSystems' President and Chief Executive Officer commented, "We are very pleased to report our second consecutive quarter of record revenues. Our increased investment in sales and marketing continues to have a significant impact and drove growth across all product lines. The increase in sales also positively impacted our margins, which increased to 60% for this quarter compared to 50% for the comparable period last year, and increased to 58% for the nine months ended September 30, 2004, compared to 51% in the same period of 2003."

"During the third quarter we continued to innovate and receive regulatory approvals. We received FDA market clearance and CE approval of our EP-4(TM) Stimulator with constant current and constant voltage, which should open up new markets for this industry leading product." Mr. Schmidt continued, "We ended the quarter with a strong backlog and believe we have positioned the company for continued growth."

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CORPORATE CONFERENCE CALL
EP MedSystem's management will host a conference call today, October 26th, at 4:30 p.m. EDT (1:30 p.m. PDT) to review the third quarter financial results and other corporate events. Reinhard Schmidt, President and CEO, and David Jenkins, Chairman, will host the call and take part in a Q & A session.

The call can be accessed by dialing 877-825-5811 and giving the company name, "EP MedSystems." Participants are asked to call the number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five days by dialing 877-519-4471 and entering the following pass code: 5270645.

The call can also be accessed live on the web at www.epmedsystems.com in the investor relations area of the site or by going to http://www.mkr-group.com.

ABOUT EP MEDSYSTEMS:
EP MedSystems develops and markets cardiac electrophysiology ("EP") products used to diagnose and treat certain cardiac rhythm disorders. The Company's EP product line includes the EP-WorkMate(R) Electrophysiology Workstation with Bostone Scientific's (NYSE: BSX) RPM(TM) Real-time Position Management(TM) navigation technology, the EP-4(TM) Computerized Cardiac Stimulator, fixed and deflectable diagnostic electrophysiology catheters and related disposable supplies, the ALERT(R) System and ALERT family of internal cardioversion catheters, and the ViewMate(R) intracardiac ultrasound catheter imaging system. For more information, visit our Website at www.epmedsystems.com.

FORWARD LOOKING STATEMENTS:
This Release may contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions. Such forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EP MedSystems' history of losses, uncertainty of market acceptance of our products and level of sales, uncertainty of future profitability and future liquidity needs; and risks regarding regulatory approvals and demand for new and existing products, as stated in the Company's Annual Report filed on Form 10-KSB and quarterly reports filed on Form 10-QSB.

EP MedSystems cautions investors and others to review the cautionary statements set forth in this press release and in EP MedSystems' reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the EP MedSystems' business and results of operations. Readers are cautioned not to place undue reliance on this press release and other forward-looking statements, which speak only as of the date of this release. EP MedSystems undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

                                        2

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Other highlights reported for the quarter and nine months include:
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

                                                  THREE MONTHS ENDED                              NINE MONTHS ENDED
                                                     SEPTEMBER 30,                                  SEPTEMBER 30,
                                       ------------------------------------------     -------------------------------------------
INCOME STATEMENT DATA                         2004                   2003                    2004                    2003
                                       -------------------    -------------------     --------------------    -------------------
Net Sales                                     $4,677,000             $2,167,000              $11,149,000             $6,796,000
Cost of products sold                          1,876,000              1,088,000                4,665,000              3,353,000
                                       -------------------    -------------------     --------------------    -------------------
   Gross Profit                                2,801,000              1,079,000                6,484,000              3,443,000
Operating expenses
   Sales and marketing                         2,156,000              1,375,000                5,857,000              3,981,000
   General and administrative                    716,000                727,000                2,277,000              1,819,000
   Research and development                      531,000                639,000                1,769,000              1,823,000
   Debt conversion expense                             -                      -                        -                222,000
                                       -------------------    -------------------     --------------------    -------------------
   Total Operating Expenses                    3,403,000              2,741,000                9,903,000              7,845,000
                                       -------------------    -------------------     --------------------    -------------------
      Loss from operations                      (602,000)            (1,662,000)              (3,419,000)             (4,402,000)
                                       -------------------    -------------------     --------------------    -------------------

Interest expense, net                             28,000                 76,000                  112,000                194,000
Interest expense, debt conversion
                                                  80,000                      -                  393,000              1,000,000
Change in valuation of warrants                        -                264,000                        -                264,000
                                       -------------------    -------------------     --------------------    -------------------
      Net Loss                                 $(710,000)           $(2,002,000)              (3,924,000)           $(5,860,000)
                                       ===================    ===================     ====================    ===================

Basic and diluted loss per share                  $(0.03)                $(0.11)                  $(0.17)                $(0.33)
                                       ===================    ===================     ====================    ===================

Weighted Average
Shares Outstanding                            23,511,520             18,766,433               23,387,478             17,856,080
                                       ===================    ===================     ====================    ===================



         BALANCE SHEET DATA                                  AT SEPTEMBER 30,         AT SEPTEMBER 30,
                                                                    2004                      2003
                                                      -------------------------      -------------------
         Cash and cash equivalents                                  $5,783,000               $5,662,000
         Working capital                                             8,448,000                5,325,000
         Total assets                                               15,300,000               13,098,000
         Total liabilities                                           6,454,000                9,682,000
         Shareholder's equity                                        8,846,000                3,416,000

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